FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-257991-06

From: Wells Abf Syndicate Wells Fargo (WELLS FARGO SECURITI) At: 03/30/23 10:07:43 UTC-4:00

To: [REDACTED] (WELLS FARGO SECURITI )

Subject: NEW ISSUE CMBS: BANK5 2023-5YR1 *PRICING SPOTS*

NEW ISSUE CMBS: BANK5 2023-5YR1 *PRICING SPOTS*

TSY

2YR 99-17

3YR 101-31+

5YR 99-22 3/4

SWP

2YR 1.000

3YR -13.000

4YR -22.250

5YR -23.625

Wells Fargo Commercial Mortgage Securities, Inc., as depositor, has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-257991) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. - 5 p.m. EST) or by emailing

wfs.cmbs@wellsfargo.com.